Exhibit 10.1

Amendment to the Amended, Restated and Extended Service and Representation Agreement effective April 1, 2011 between

Professor Giuseppe Marineo, Delta Research and Development and

Competitive Technologies, Inc.

AMENDMENT No. 1

This AMENDMENT ("Agreement") effective as of June 30, 2012 (Effective Date") by mutual consent of Competitive Technologies, Inc., a Delaware corporation (hereinafter referred to as "CTTC") having a place of business at:

Competitive Technologies, Inc.

1375 Kings Highway East, Suite 400

Fairfield, CT  06824, U.S.A.

and Professor Giuseppe Marineo (hereinafter referred to as ("MARINEO"), an individual having an address at:

Professor Giuseppe Marineo

Delta Research & Development

Via di Mezzocammino, n. 85

00127 Rome, Italy

and Delta Research & Development (hereinafter referred to as "DELTA"), a partnership organized under the laws of Italy and having an address at:

Delta Research & Development

Via di Mezzocammino, n. 85

00127 Rome, Italy

CTTC, MARINEO, and DELTA being sometimes hereinafter referred to singularly as a "Party" and collectively as "Parties".

Witnesseth

WHEREAS, the Parties hereto have entered into an Amended, Restated and Extended Service and Representation Agreement effective April 1, 2011 (“Prior Agreement”); and

WHEREAS, the Parties wish to modify the Prior Agreement and redefine their relationship with the execution of a new agreement (“Future Agreement”), that however shall reflect the modifications contained in the present Amendment No. 1 (“Agreement”), unless otherwise expressly agreed by Parties; and

WHEREAS, the Parties acknowledge that they need at least 60 (sixty) days to draft the “Future Agreement” which takes into account the mutual expectations and past experience; and

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WHEREAS, the Parties wish to regulate their relationship during the transitional period, until the signature of the “Future Agreement”, permanently amending the Prior Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual performance of the undertakings here, it is agreed by the Parties that:

1.

AMENDMENT

Parties agree to modify the “Prior Agreement” as follows.

1.1

From the effective date of the “Agreement”, the subparagraph 1.11 of the “Prior Agreement” – entitled “Territory” – under the paragraph 1.0 – entitled “Definitions” – is permanently replaced by the following:

“1.11 Territory shall mean United States of America, all the Countries of South America, Mexico, all the Countries of Central America, Canada, New Zealand and Australia, unless otherwise expressly agreed between Parties.”

0.1.1

Consequently from the effective date of the present “Agreement” CTTC will no longer act as either exclusive or non-exclusive Agent for MARINEO and/or DELTA for any purpose or technologies other than the Territory set forth under paragraph 1.1 above and the Technologies as set forth to date in the “Prior Agreement”. All the rights granted from MARINEO and/or DELTA to CTTC according to “Prior Agreement”, except for the above mentioned right to act as exclusive Agent for the Territory and such rights that shall be provided in the Future Agreement, automatically revert to MARINEO and DELTA with the signature of the present “Agreement” and, consequently, from the same time CTTC acknowledges that MARINEO and DELTA are fully entitled to grant these reverted rights, totally or partially, with or without exclusivity, to third parties.

0.1.2

In reference to those countries for which CTTC would no longer have the right to act as Exclusive Agent for MARINEO and/or DELTA, CTTC would have the right to propose potential exclusive or non-exclusive Distributors for Scrambler Therapy-Calmare device. If, following this proposal from CTTC, MARINEO and/or DELTA were to enter into a Distribution Agreement with the indicated Candidate, then MARINEO and/or DELTA will grant and pay to CTTC [Confidential Information Omitted] Furthermore, if for the same Country (other than any Country for which CTTC has the right to act as Exclusive Agent) for which CTTC has proposed a distributor, MARINEO and/or DELTA will receive, concurrently from CTTC and from Third Parties, indication for a Candidate Distributor, MARINEO and DELTA will prefer, on equal terms, the indication given by CTTC.

**Information on this page marked “[Confidential Information Omitted]” has been omitted pursuant to Rule 24b-2, and has been filed separately with the SEC

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0.0.3

In compliance with the Prior Agreement, CTTC signed Distribution Agreements related to Countries different from the ones mentioned above under par. 1.1 of the present Agreement and more specifically related to: 18 Countries in North Africa and the Middle East, Italy and Malta, Ireland and Vietnam. The complete list of those Countries is contained in Attachment A to the present Agreement and the copies of those Agreements are contained in Attachment B to the present Agreement. MARINEO and/or DELTA, from the Effective Date of the present Agreement, will manage directly all of these contractual relationships.  MARINEO and/or DELTA will cooperate with CTTC in the assignment of those Distribution Agreements from CTTC to MARINEO and DELTA, but CTTC does not warrant that those distributors will execute an assignment or engage in any other act to effect a transition.  For sales under the Agreements in Attachment B, MARINEO and/or DELTA will grant and pay to CTTC [Confidential Information Omitted]. MARINEO and/or DELTA agree that they shall be responsible of supplying Calmare units and providing support services to distributors under the Agreements in Attachment B.

0.0.4

CTTC has also signed Distribution Agreements related to Bangladesh, India, Malaysia, Greece/Cyprus and furthermore CTTC has also reached special arrangements with GEOMC for distribution in Korea and Japan. Parties acknowledge that (i) the Distribution Agreements for [Confidential Information Omitted] have been already cancelled for non-performance; (ii) the Distribution Agreement for [Confidential Information Omitted] is in process of termination for non-performance and (iii) the Distribution Agreement for [Confidential Information Omitted] is being reviewed for non-performance. In consideration that, with the signature of the present Agreement, CTTC would no longer act as Agent for MARINEO and DELTA for the Countries mentioned in the present paragraph, according to the provisions set forth above under par. 1.1, CTTC will cooperate with MARINEO and DELTA in terminating or completing the process of termination of the Distribution Agreements related to [Confidential Information Omitted]. From the Effective Date of the present Agreement MARINEO and DELTA will directly manage the above-mentioned special arrangements between GEOMC and CTTC for Distribution in Korea and Japan. The Distribution Agreements and the special arrangements with GEOMC mentioned in the present paragraph will be provided to MARINEO and DELTA within seven (7) days from the Effective Date of the present Agreement.

0.0.5

In the event that the MARINEO and DELTA expressly decide not to proceed with Territories or other rights and responsibilities transferred by CTTC to MARINEO and DELTA by this Agreement, CTTC would have right of first offer for such Territories or other rights and responsibilities that MARINEO and DELTA decide not to execute, under the terms stated in the Future Agreement.

**Information on this page marked “[Confidential Information Omitted]” has been omitted pursuant to Rule 24b-2, and has been filed separately with the SEC

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0.1

The Parties give each other permission to use for free trademarks of (i) Calmare®, registered by CTTC and (ii) Scrambler Therapy®, registered by Marineo, within the scope of Calmare-Scrambler devices commercialization.

0.2

The Parties acknowledge and agree that each one will be entitled to receive supplies of the device directly from the manufacturer GEOMC, authorized to produce the CE-marked and FDA-cleared device.

0.3

[Confidential Information Omitted]

0.4

By August 31, 2012, the parties agree to cooperate in good faith and with all reasonable effort to prepare and to sign the “Future Agreement” that will contain all the terms and conditions of their relationship that would permanently replace any prior agreements between them. The deadline of August 31, 2012 can be postponed by mutual written agreement between Parties.

0.5

Within fifteen (15) days from the signature of the present “Agreement” CTTC will provide MARINEO with a complete and detailed report of all Scrambler Therapy-Calmare units sold since the beginning of the relationship between CTTC and Marineo with the indication (i) of the specific sales price, (ii) of the amount paid or due to GEOMC and (iii) of the amount paid or due to MARINEO.

0.6

Within thirty (30) days from the signature of the present “Agreement” CTTC will pay to MARINEO the amount still due, related to the Scrambler Therapy devices sold under the “Prior Agreement”.

0.7

The paragraph 8.6 of the “Prior Agreement” is supplemented as follows:

0.1.1

If (i) CTTC fails to provide MARINEO with the required report or to comply with the payment requirement mentioned under paragraphs 1.6 and 1.7 of the AMENDMENT no. 1, executed on July 2nd, 2012 and effective from June 30th, 2012 or (ii) if the Parties will not execute the “Future Agreement” within the term set forth the paragraph 1.5 of the same above mentioned AMENDMENT no. 1, notwithstanding the good faith and best efforts of MARINEO and/or DELTA in relation to the Amendment no. 1, executed on July 2nd, 2012 and effective from June 30th, 2012, MARINEO and DELTA reserve the right to terminate  Amended, Restated and Extended Service and Representation Agreement effective April 1, 2011, otherwise named as the “Prior Agreement” in the above mentioned Amendment no. 1, providing CTTC with a written notice of termination.

**Information on this page marked “[Confidential Information Omitted]” has been omitted pursuant to Rule 24b-2, and has been filed separately with the SEC

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2.0

TERM OF AGREEMENT

2.1

From the effective date of the “Agreement”, the paragraph 8.1 of the “Prior Agreement” – entitled “TERM” – is permanently replaced by the following:

8.1 Term. The term of this Agreement shall be a period of ten (10) years that commenced on the Effective Date of April 1, 2011.  The term of this Agreement shall then be automatically renewed for additional periods of five (5) years thereafter; provided, however, that CTTC, on the one hand, and MARINEO and DELTA, collectively on the other hand, shall have the right to terminate this Agreement at the end of the initial ten (10) year period, or any subsequent five (5) year period thereafter, by providing written notice of termination to the other Party(ies) at least one hundred and eighty (180) days prior to the end of any such period.  Notwithstanding the expiration of this Agreement or earlier termination as provided hereunder, the provisions hereof relating to Technology, including: (i) the right of CTTC to administer any Transfer or Distribution Agreement consummated during the term of this Agreement within the Territory as set forth above under subparagraph 1.11, and (ii) the payments under Section 7.0 of this Agreement, shall survive such expiration or earlier termination under the terms of this Agreement until the expiration of the last to expire of any patents issuing on each Technology subject to a Transfer or Distribution Agreement.

2.2

This Agreement, from the effective date on, permanently modifies the “Prior Agreement” with regard to (i) (a) the Territory and the Technologies for which CTTC can act as Agent of MARINEO and DELTA and (b) the Term of the Prior Agreement, (ii) the right of MARINEO and DELTA to unilaterally terminate the “Prior Agreement”, (iii) the exclusive right of MARINEO and DELTA to (a) [Confidential Information Omitted] (b) to directly administer all the Distributors Agreements executed by CTTC in reference to territories other than the ones listed in subparagraph. 1.11.

3.0

MISCELLANEOUS.

3.1

Prior Agreement.  In all other respects, the Prior Agreement shall remain in full force and effect, and no consent or amendment in respect of any term or condition of the Prior Agreement contained herein shall be deemed to be a consent or amendment in respect of any other term or condition contained in the Prior Agreement.

3.2

Execution.  This Agreement will not be binding upon the Parties until it has been duly executed by or on behalf of each Party, in which event it shall be effective on the Effective Date.

**Information on this page marked “[Confidential Information Omitted]” has been omitted pursuant to Rule 24b-2, and has been filed separately with the SEC

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3.3

Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally effective as delivery of an original executed counterpart of this Agreement.

3.4

Authorized Signatories.  The undersigned individuals each represent and warrant that they have the authority to execute this agreement on the behalf of their respective companies.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the dates shown below.

for Competitive Technologies, Inc.		for Professor Giuseppe Marineo

By:	\s\ Johnnie D. Johnson	By:	\s\ Giuseppe Marineo
Name:	Johnnie D. Johnson	Name:	Giuseppe Marineo
Title:	Chief Executive Officer	Title:	Professor

Date:	July 2, 2012	Date:	July 2, 2012

for Delta Research & Development
Delta R&D s.r.l.
(L'amministratore)

By:	\s\ Giuseppe Marineo
Name:	Giuseppe Marineo
Title:

Date:	July 2, 2012

ATTACHMENT “A”

1. North Africa and Middle East Countries assigned by Distribution Agreement to

The Mediterranean for Technology & Trading SAL Offshore

Lebanon

Turkey

Iraq

Jordan

Oman

Qatar

Bahrain

Kuwait

United Arab Emirates

Yemen

Saudi Arabia

Mauritania

Morocco

Algeria

Tunisia

Libya

Egypt

Iran*

*Sales in Iran require special authorization from the U.S. Department of State

1. Countries assigned to Life Episteme Italia

Italy

Malta

2. Countries assigned to Ahsan Anaesthetist, Ltd.

Ireland

3. Countries assigned to EP Import-Export JSC

Vietnam

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ATTACHMENT “B”

1.

COPIES OF DISTRIBUTOR AGREEMENTS BETWEEN CTTC AND:

a.

The Mediterranean for Technology & Trading SAL Offshore, signed on 30 June 2011;

b.

Life Episteme Italia, signed on 31 March 2011;

c.

Ahsan Anaesthetist, Ltd., effective 30 August 2011; and signed on 11 Spetember 2011;

d.

EP Import-Export JSC, effective 19 September 2011; and signed on 28 September 2011.

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